UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 6, 2016

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2016, GulfMark Offshore, Inc. (the “Company”) entered into a Severance Protection Agreement (the “Severance Agreement”) with Samuel R. Rubio, the Company’s Senior Vice President – Controller and Chief Accounting Officer (the “Executive”).

The Severance Agreement has a term of two years and provides for the following severance benefits in the event that the Executive incurs an Involuntary Termination of Employment during the term of the Severance Agreement:

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the Company will pay the Executive, at the time specified in the Severance Agreement, an amount equal to two times the Executive’s Base Compensation (as defined in the Severance Agreement) in effect immediately prior to the Involuntary Termination of Employment (or, if greater, two times the Executive’s Base Compensation in effect immediately prior to March 15, 2015); and

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all risk of forfeiture and transferability restrictions applicable to the Executive’s then outstanding restricted stock awards granted by the Company will lapse, and the Executive will have a fully vested and transferable interest in the Executive’s then outstanding restricted stock awards granted by the Company, immediately prior to the Involuntary Termination of Employment.

An Involuntary Termination of Employment means the complete severance of the Executive’s employment relationship with the Company (including, if the Executive’s employer is a subsidiary of the Company, the Executive’s employer) (collectively, “GulfMark”) (i) because the Executive’s position is eliminated, (ii) because the Executive and GulfMark agree to the Executive’s resignation of his position at the request of GulfMark, (iii) because GulfMark terminates the Executive’s employment with GulfMark without Cause (as defined in the Severance Agreement), or (iv) for any other reason which is deemed an Involuntary Termination by GulfMark. An Involuntary Termination does not include (i) a termination of employment for Cause, (ii) a transfer of employment within GulfMark or a transfer of employment to a venture or entity in which GulfMark or an Affiliate (as defined in the Severance Agreement) has any equity interest, (iii) a temporary absence, such as a Family and Medical Leave Act leave or a temporary layoff in which the Executive retains entitlement to re-employment, (iv) the Executive’s death, Disability (as defined in the Severance Agreement) or retirement or (v) a voluntary termination of employment by the Executive (other than a resignation at the request of GulfMark).

The Executive’s right to receive any of the severance benefits described above is contingent upon the Executive’s execution of a general release of claims against the Company, its Affiliates and the other parties identified in the Severance Agreement. The Severance Agreement also contains covenants in favor of the Company regarding confidential information and non-solicitation of certain customers and employees.

The foregoing description of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description
10.1	Severance Protection Agreement, dated April 6, 2016, by and between the Company and Samuel R. Rubio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer

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